EXHIBIT 3.01

RESTATED CERTIFICATE OF INCORPORATION OF ASPEN EXPLORATION CORPORATION

     Aspen Exploration Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The present name of the Corporation is Aspen Exploration Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 24, 1980.

2. Pursuant to Section 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation was duly adopted by the members of the Company’s board of directors without a vote of the stockholders.

3. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certification of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

The Corporation’s Certificate of Incorporation is hereby Restated to read as follows:

ARTICLE I

Name

The name of the Corporation shall be Aspen Exploration Corporation.

ARTICLE II

Registered Office and Registered Agent

     The address of the Corporation’s registered office in Delaware is Corporation Trust Center 1209 Orange Street, Wilmington, DE 19801 and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III Purpose

     The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware.

ARTICLE IV Capital Stock

     1. The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock with $0.005 par value per share.

     2. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

     3. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

     4. The Board of Directors may restrict the transfer of any of the Corporation’s stock issued by giving the Corporation or any stockholder “first right of refusal to purchase” the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

ARTICLE V Initial Directors

     The affairs of the Corporation shall be governed by a board of not less than three (3) nor more than (9) directors, who shall be elected in accordance with the By-laws of the Corporation. The organization and conduct of the Board shall be in accordance with the following:

     1. The exact number of directors shall be fixed from time to time by resolution of the Board of Directors. One-third of the Board of Directors shall be elected at the Annual Meeting of Shareholders in each year to serve until the Annual Meeting of Shareholders three years thereafter and until their successors shall be elected and shall qualify. In instances where the total number of directors constituting the whole Board is a number other than an integral multiple of three, the number of directors to be elected each year shall reasonably approximate the number which would have been elected had the total number of directors constituting the whole Board been an integral multiple of three, as determined by the Board of Directors. In the event that a director resigns and no new director is to be elected in his stead, the number of directors to be elected in the year in which the resigned director would have been nominated for election shall be reduced by one. The directors shall have the power from time to time and at any time, when the shareholders are not assembled at a meeting, to increase or decrease their own number within the maximum and minimum limitations specified therein, by resolution of the Board of Directors. If the number of directors be increased, any additional directors may be elected by a majority of the directors in office at the time of the increase. In the event that the number of directors is increased by the Board of Directors, and any newly created directorships are filled by the Board of Directors, the additional director shall not be classified until the next Annual Meeting of Shareholders. Any newly created directorships, or any decrease in directorships, shall be so apportioned among the three classes of directors at the next Annual Meeting of Shareholders so as to make all such classes as nearly equal in number as possible.

     2. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation’s capital stock.

     3. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

     4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

ARTICLE VI Regulatory Provisions

     The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and creating, defining,

limiting and regulating the powers of the Corporation, the directors and the stockholders, or any class of stock-holders:

     1. Officers. The officers of the Corporation shall consist of a president, one or more vice presidents and may be prescribed by the By-laws of the Corporation, a secretary and a treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the By-laws of the Corporation. Any two or more offices may be held by the same person except the offices of president and secretary.

     2. Meetings of Stockholders. Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the By-laws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the president of the Corporation, the Board of Directors, or by the record holders or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, the quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of a majority of shares represented by the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

     3. Voting. When, with respect to any acts to be taken by stockholders of this corporation, the General Corporation Law of the State of Delaware requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action to be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

     4. By-laws. The initial By-laws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the By-laws or to adopt new By-laws shall be vested in the Board of Directors.

Article VII

Amendments to Article V

     The provisions of Article V of this Certificate of Incorporation shall not be modified, revised, altered, amended, repealed or rescinded, in whole or in part, except by the affirmative vote of not less than two-thirds of all of the shares of stock outstanding and entitled to vote thereon and two-thirds of the outstanding stock of each class entitled to vote thereon as a class.

ARTICLE VIII

Limitation on Director Liability

     To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company’s President has signed this Amended and Restated Certificate of Incorporation on the 10th day of August, 2007.

ASPEN EXPLORATION CORPORATION

By: /s/ Robert A. Cohan Robert A. Cohan, President